EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 4, 1997 relating to the consolidated financial statements of Coach, USA, Inc. and Subsidiaries contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this registration statement on Form S-8 relating to the Coach USA, Inc. 1996 Long Term Incentive Plan.

Arthur Andersen LLP

Houston, Texas
June 26, 1997



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